EXHIBIT 24.0

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of PEC Solutions, Inc., a Delaware corporation (the "Corporation"), hereby constitute and David C. Karlgaard and Nancy A. Spangler, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) relating to the proposed issuance of Common Stock and other securities pursuant to the exercise of stock options granted under the 2000 Stock Incentive Plan, 1987 Stock Option Agreement and 1995 Nonqualified Stock Option Plan, and the fulfillment of subscriptions under the 2000 Employee Stock Purchase Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Signature                                                    Title                                       Date
---------                                                    -----                                       ----

/s/ David C. Karlgaard                  Chief Executive Officer, President and Chairman             April 25, 2000
---------------------------------                  of the Board of Directors
David C. Karlgaard                               (Principal Executive Officer)


/s/ Paul G. Rice                             Chief Operating Officer and Director                   April 25, 2000
---------------------------------
Paul G. Rice

/s/ Alan H. Harbitter                        Chief Technology Officer and Director                  April 25, 2000
---------------------------------
Alan H. Harbitter

/s/ Stuart R. Lloyd                     Chief Financial Officer, Senior Vice President              April 25, 2000
---------------------------------                        and Director
Stuart R. Lloyd                          (Principal Financial and Accounting Officer)


/s/ Sharon M. Owlett                                       Director                                 April 25, 2000
---------------------------------
Sharon M. Owlett

/s/ Jesse Brown                                            Director                                 April 25, 2000
---------------------------------
Jesse Brown

/s/ Denis M. Crane                                         Director                                 April 25, 2000
---------------------------------
Denis M. Crane

/s/ Alvin E. Nashman                                       Director                                 April 25, 2000
---------------------------------
Alvin E. Nashman